Exhibit 99.1

Roscoe M. Moore III

Chief Strategic and Technical Officer

SPACEHAB, Inc.

12130 Highway 3, Building 1

Webster, Texas 77598- 1504

Mr. Barry Williamson

Chairman

SPACEHAB, Inc.

12 130 Highway 3, Building 1

Webster, Texas 77598-1504

December 4, 2007

I resign as a Director of the Board of Directors of SPACEHAB Incorporated, effective immediately (the time is now 10:58 PM Central Time on the 4th day of December 2007).

There have been recent and multiple board meetings where I have discussed my disagreements with SPACEHAB’s Board and Management, and where I have dissented with SPACEHAB’s Board on multiple issues including financing strategies, management organization, minute keeping, cost-reduction strategies, independence, and employee and board compensation and incentive strategies. SPACEHAB’s stakeholders, including its shareholders, debt holders, employees, and customers, deserve a board that can oversee management’s execution of SPACEHAB’s continued reorganization most efficiently and effectively.

Sincerely,

Roscoe M. Moore III